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                                                                   Exhibit 10.42

          Summary of Consulting Arrangement of Derace L. Schaffer, M.D.

         Derace L. Schaffer, M.D., a member of Radiologix's board of directors, provided consulting services to Radiologix during March, April, May, June and July 2003. He received $10,000 for each month that he provided consulting services to Radiologix.

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